Exhibit 10.12

AARDVARK THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

May 1, 2024

-i-

3.13	Termination of Covenants	25

3.14	“Bad Actor” Notice	25

3.15	Material Non-Public Information	25

-ii-

Section 4 RIGHT OF FIRST REFUSAL		26

4.1	Right of First Refusal to Major Holders	26

Section 5 MISCELLANEOUS		28

5.1	Amendment	28

5.2	Notices	28

5.3	Governing Law	29

5.4	Successors and Assigns	29

5.5	Entire Agreement	30

5.6	Delays or Omissions	30

5.7	Severability	31

5.8	Titles and Subtitles	31

5.9	Counterparts	31

5.10	Execution and Delivery	31

5.11	Dispute Resolution	31

5.12	Further Assurances	32

5.13	Termination	32

5.14	Conflict	32

5.15	Attorneys’ Fees	32

5.16	Aggregation of Stock	32

-iii-

AARDVARK THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of May 1, 2024, and is by and among Aardvark Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on EXHIBIT A attached hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series C Preferred Stock, $0.00001 par value per share (the “Series C Preferred Stock”), pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company and the Investors (as may be amended or restated from time to time, the “Purchase Agreement”);

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, $0.00001 par value per share (the “Series A Preferred Stock”), and Series B Preferred Stock, $0.00001 par value per share (the “Series B Preferred Stock”), and possess registration rights, information rights, rights of first refusal, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated as of May 26, 2021, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, Section 5.1 of the Prior Agreement provides that neither the Prior Agreement nor any term thereof may be amended, waived, discharged or terminated other than by a written instrument referencing the Prior Agreement and signed by the Company and the Holders (as such term is defined in the Prior Agreement) holding a majority of the Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors are Holders (as such term is defined in the Prior Agreement) holding a majority of the Registrable Securities (as such term is defined in the Prior Agreement) and desire to amend and restate the Prior Agreement as set forth herein; and

WHEREAS, it is a condition to the closing of the sale of the Series C Preferred Stock to the Investors that the Investors and the Company execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Purchase Agreement, the parties mutually agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean, with respect to a Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such specified Person, including, without limitation, any partner, officer, director, member, manager or employee of such Person and any venture capital or other investment fund now or hereafter existing that is controlled by or under common control with one or more managers (or member thereof) or general partners (or member thereof) of, or shares the same management company (or member thereof) with, such Person.

(b) “Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Board Reserve Matters” shall mean:

(i) hire, terminate or determine the compensation of the Company’s Chief Executive Officer, including approving any option grants or stock awards to the Chief Executive Officer;

(ii) the approval of a financing transaction of the Company in which the Company issues securities for capital-raising purposes;

(iii) the adoption or amendment of an equity incentive plan of the Company;

(iv) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(v) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(vi) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness for borrowed money except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(vii) incur any aggregate indebtedness in excess of $2,000,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(viii) enter into or be a party to any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, as such term is defined in the Restated Certificate;

(ix) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $2,000,000;

(x) purchase any securities, shares, or options issued by other business entities, or make any investment into other business entities, amalgamation or merger of the Company with any other business entities, or the acquisition or disposal of any interest in any other business entities; or

(xi) enter into or amend any transaction or agreement, other than standard form agreements entered into in the ordinary course of business, employment agreements and equity incentive plan related agreements of the Company, with (including without limitation any loan to) a Common Holder (as defined in the Voting Agreement), officer, director or employee of the Company, an immediate relative of any Common Holder, officer, director or employee of the Company, or any entity in which a ten percent (10%) or greater ownership interest is held by a Common Holder, officer, director or employee of the Company or any immediate relative of such Common Holder, officer, director or employee.

(e) “Code” shall have the meaning set forth in Section 3.15 (Qualified Small Business Stock).

(f) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(g) “Common Stock” means the Common Stock, $0.00001 par value per share, of the Company.

(h) “Conversion Stock” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

(i) “Convertible Securities” shall have the meaning ascribed thereto in the Restated Certificate.

(j) “Decheng” shall have the meaning set forth in Section 3.1(a).

(k) “DGCL” shall have the meaning set forth in Section 5.2 (Notices).

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(m) “Fully Exercising Investor” shall have the meaning set forth in Section 4.1(b).

(n) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 5.4 (Successors and Assigns) of this Agreement.

(o) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(p) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(q) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(r) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(s) “Investor Indemnitors” shall have the meaning set forth in Section 3.10 (Indemnification Matters).

(t) “Major Holders” shall have the meaning set forth in Section 3.1(a) (Basic Financial Information).

(u) “New Securities” shall have the meaning set forth in Section 4.1 (Right of First Refusal to Major Holders).

(v) “Offer Notice” shall have the meaning set forth in Section 4.1(a).

(w) “Participation Notice” shall have the meaning set forth in Section 4.1(b).

(x) “Person” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

(y) “Preferred Directors” shall have the meaning set forth in the Restated Certificate.

(z) “Preferred Stock” shall mean, collectively, the shares of the Company’s Series A Preferred, Series B Preferred and Series C Preferred Stock.

(aa) “Purchase Agreement” shall have the meaning set forth in the Recitals.

(bb) “PP” shall the meaning set forth in Section 3.1(a) (Basic Financial Information).

(cc) “Registrable Securities” shall mean (i) any Conversion Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(dd) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(ee) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (such fees and disbursements of one special counsel for the Holders not to exceed $15,000), Blue Sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(ff) “Restated Certificate” shall mean the Third Amended and Restated Certificate of Incorporation of the Company, as further amended and/or restated from time to time.

(gg) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c).

(hh) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(ii) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(jj) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(kk) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses up to a maximum of $15,000).

(ll) “Sorrento” shall mean Sorrento Therapeutics, Inc.

(mm) “Vickers” shall have the meaning set forth in Section 3.1(a) (Basic Financial Information).

(nn) “Voting Agreement” shall mean that certain amended and restated voting agreement dated as of the date hereof, by and among the Company, Vickers, PP, Sorrento, Decheng and certain other parties named therein.

(oo) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 (Requested Registration) in accordance with the terms and conditions of Section 2.4 (Expenses of Registration).

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company shall:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file such registration statement and thereafter use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the seven (7) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriters’ discounts and expenses related to the issuance) are less than $20,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) If the Company delivers written notice to the Initiating Holders, within thirty (30) days of a request by the Initiating Holders to effect a registration pursuant to this Section 2.1, of its good faith intent to file, within the following sixty (60) days, a Company-initiated registration; such period ending on a date one hundred eighty (180) days after the effective date of such Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3 (Registration on Form S-3);

(vii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); and

(viii) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the Board (including at least one Preferred Director so long as at least one Preferred Director is serving on the Board), the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v)) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not (i) defer its obligation in this manner more than two (2) times in any twelve (12) month period and (ii) register any securities for its own account or that of any other stockholder during such ninety (90) day period other than a registration relating solely to equity incentive, stock option, stock purchase or other employee benefit plans, a registration relating to the offer and sale of debt securities or a registration relating to a corporate reorganization or other Rule 145 transaction.

(d) Underwriting. If the registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to this Section 2.1 of securities being sold for its own account, or if other Persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other Persons in such underwriting and the inclusion of the Company’s and such Person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10 (Market Stand-Off Agreement)). The Company shall (together with all Holders and other Persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

For purposes of this Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in this Section 2.1(d), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 (Requested Registration) or Section 2.3 (Registration on Form S-3), a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under Blue Sky laws or other compliance), except as set forth in Section 2.2(b) (Underwriting), and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty five percent (25%) of the total value of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded. For the avoidance of doubt, no Registrable Securities held by any Holder will be excluded from any registration unless all other securities held by any other stockholder of the Company are first entirely excluded from such registration.

If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(b), the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion, in the order set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After the Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders who hold in the aggregate not less than fifteen percent (15%) of the outstanding Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in any of Sections 2.1(b)(i), Section 2.1(b)(iii) or Section 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or

(iii) If, in a given twelve (12) month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) (Deferral) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of this Section 2.3(d) (Underwriting) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1 (Requested Registration).

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 (Requested Registration), Section 2.2 (Company Registration) and Section 2.3 (Registration on Form S-3) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 (Requested Registration) and Section 2.3 (Registration on Form S-3) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 (Requested Registration) and Section 2.3 (Registration on Form S-3) are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1 (Requested Registration); provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1 (Requested Registration), such registration shall not be treated as a counted registration for purposes of Section 2.1 (Requested Registration), even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2 (Registration Rights), the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such 60-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such 60-day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.5(b);

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 (Requested Registration), enter into an underwriting agreement in the form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions and provided, further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(i) Promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j) Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective;

(k) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act) at the time any request for registration is submitted to the Company in accordance with Section 2.3 (Registration on Form S-3), if so requested, file an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act) to effect such registration; and

(l) If at any time when the Company is required to re-evaluate its well-known seasoned issuer status for purposes of an outstanding Automatic Shelf Registration Statement used to effect a request for registration in accordance with Section 2.3 (Registration on Form S-3) the Company determines that it is not a well-known seasoned issuer and (i) the registration statement is required to be kept effective in accordance with this Agreement and (ii) the registration rights of the applicable Holders have not terminated, use commercially reasonable efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its Affiliates, officers, directors and partners, legal counsel and accountants and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s Affiliates, officers, directors, partners, legal counsel or accountants, any Person controlling such Holder, such underwriter or any Person who controls any such underwriter, and stated to be specifically for use therein; and provided, further, that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly and on a pro rata basis, indemnify and hold harmless the Company, each of its Affiliates, directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each Person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense unless representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such action, in which case such Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such Person, except in the case of fraud or willful misconduct by such Person. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10 (Market Stand-off Agreement), and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if reasonably requested by the Company, the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel or other evidence, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other Affiliate of the Holder, if the Holder is a corporation, (y) any of the Holder’s Affiliates, partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital or other investment fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a reasonably detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF THE INITIAL PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

(e) Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, to any indirect or direct competitor of the Company, whereby a majority of the members of the Board (excluding any member designated by the Holder proposing to make such disposition) shall have sole authority to determine whether a proposed transferee is an indirect or direct competitor of the Company, which determination to be valid must include the affirmative consent of at least one Preferred Director so long as at least one Preferred Director is serving on the Board and at least one Preferred Director is not designated by the Holder proposing to make such disposition.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Company and the managing underwriter of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the period from the filing of the registration statement for the Initial Public Offering filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or 90 days in the case of any registration other than the Initial Public Offering), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto); provided that all officers and directors of the Company and all holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements; provided, further, that to the extent any of the above parties are released from their similar agreements, then the Holders shall be similarly released on a proportionate, pro rata basis; and provided, further, that the transfer restrictions provided in this section shall not be applicable to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder or the transfer of any shares to an Affiliate of the Holder, provided that the trustee of the trust or the Affiliate, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees, if requested by the Company and the managing underwriter to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Section 2.10 shall apply only to the Initial Public Offering and shall not apply to transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) or announcements, in each case, relating to securities acquired in the Initial Public Offering or in open market or other transactions from and after the Initial Public Offering or that otherwise do not involve or relate to shares of capital stock of the Company owned by a Holder prior to the Initial Public Offering.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder only to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or other Affiliate of a Holder that is a corporation, partnership or limited liability company or (b) acquires at least 1,071,426 shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like); provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14 (Termination of Registration Rights)), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1 (Requested Registration), Section 2.2 (Company Registration) or Section 2.3 (Registration on Form S-3) shall terminate on the earliest of (i) such date, on or after the closing of the Initial Public Offering on which all Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, (ii) three (3) years after the closing of the Qualified Public Offering (as defined in the Restated Certificate) or (iii) the closing of a Deemed Liquidation Event (as defined in the Restated Certificate).

SECTION 3

COVENANTS OF THE COMPANY

The Company and each Investor hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 2,500,000 shares of Preferred Stock and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each a “Major Holder”); provided that the Board has not reasonably determined that such Major Holder is a competitor of the Company, which determination to be valid must include the affirmative consent of at least one Preferred Director so long as at least one Preferred Director is serving on the Board; provided, however, that in no event shall Vickers Venture Fund V, L.P., Vickers Venture Fund VI (CI) L.P. and/or its Affiliates (collectively, “Vickers”), Premier Partners and/or its Affiliates (“PP”), Decheng Capital Global Life Sciences Fund IV, L.P. and Decheng Capital Global Healthcare Fund (Master), LP and/or their respective Affiliates (collectively, “Decheng”), Citadel Multi-Strategy Equities Master Fund Ltd. and/or its Affiliates (collectively, “Surveyor”), Laurion Capital Master Fund Ltd. (“Laurion”), Tetragon US Investment Blocker (Cayman) Ltd. and/or its Affiliates (collectively, “Tetragon”), Cormorant Private Healthcare Fund V, LP and Cormorant Global Healthcare Master Fund, LP (collectively, “Cormorant”) or Sorrento be deemed a competitor of the Company for the purposes of this Section 3:

(i) as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, (a) an audited consolidated balance sheet of the Company as of the end of such year; (b) audited consolidated statements of income and of cash flows of the Company for such year, and (c) an audited statement of stockholders’ equity as of the end of such year, all prepared in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”);

(ii) as soon as practicable, but in any event within thirty-five (35) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (a) an unaudited consolidated balance sheet of the Company as of the end of each such quarter; (b) unaudited consolidated statements of income and of cash flows of the Company for each such quarter, and (c) a statement of stockholders’ equity as of the end of such quarter, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end audit adjustments);

(iii) as soon as practicable, but in any event within thirty-five (35) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(iv) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a quarterly basis and, promptly after prepared, any other budgets or revised budgets or forecasts prepared by the Company and including in each case any revisions thereto; and

(v) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as a Major Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (a) that the Company reasonably determines in good faith to be a trade secret or confidential or proprietary information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company), (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (c) that relates to a proposed transaction or agreement between the Company or one of its Affiliates, on the one hand, and such Major Holder or one of its Affiliates, on the other hand.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

(b) Inspection Rights. The Company shall permit each Major Holder (provided that the Board has not reasonably determined that such Major Holder is a competitor of the Company, which determination to be valid must include the affirmative consent of at least one Preferred Director so long as at least one Preferred Director is serving on the Board) and such Major Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records; to visit and inspect the Company’s properties; and discuss the Company’s affairs, finances, and accounts with its officers. Each such Major Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners or other information where to do so would violate confidentiality obligations to those parties and in no event shall the Company be required to disclose any trade secret or confidential or proprietary information or information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Major Holders may exercise their rights under this Section 3.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements. Major Holders’ rights under this Section 3.1(b) shall terminate upon the earliest to occur of an Initial Public Offering or a Deemed Liquidation Event (as defined in the Restated Certificate).

3.2 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor and/or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (d) was in its possession or known by the Investor without restriction prior to receipt from the Company; provided, however, that notwithstanding the foregoing, an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any Affiliate, partner, member, former partner or member who retained an economic interest in the Investor, current or prospective partner or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of the Agreement, including, without limitation, quarterly or annual reports; (v) to any prospective investor in such Investor that is not a direct or indirect competitor of the Company and who agrees to be bound by the terms of this Section 3.2 or substantially similar confidentiality terms (each of the foregoing persons, a “Permitted Disclosee”), provided, that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (vi) as may otherwise be required by law or a governmental authority, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided, that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.2, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities.

3.3 Invention Assignment and Confidentiality Agreement. Each current and future employee, officer, consultant and contractor of the Company or any subsidiary, upon the commencement of such person’s employment or consultancy with the Company or any subsidiary, will enter into an agreement substantially in the form provided and reasonably acceptable to the Investors containing provisions regarding confidential information, invention assignment and non-solicitation.

3.4 Employee Vesting. Unless otherwise approved by the Board, which approval to be valid must include the affirmative consent of at least one Preferred Director so long as at least one Preferred Director is serving on the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers of the Company shall be required to execute stock purchase or option agreements providing for (i) vesting as follows: (x) twenty-five percent (25%) of such stock shall vest on the first anniversary of, in the case of a new hire or appointee, the date of issuance or grant or such person’s services commencement date with the Company, and in the case of an additional or new issuance or grant to an existing hire or appointee, the date of issuance or grant, and (y) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the remaining three (3) years, (ii) a market stand-off provision substantially similar to that in Section 2.10 (Market Stand-Off Agreement), and (iii) a “right of first refusal” by the Company on transfers of such shares by employees (unless otherwise included in the Company’s bylaws). Unless approved by the Board, which approval to be valid must include the affirmative consent of at least one Preferred Director so long as at least one Preferred Director is serving on the Board, no restricted stock agreement or option agreement entered into by the Company and any employee or consultant of the Company after the date of this Agreement shall provide for any acceleration of vesting, upon a change of control or otherwise, nor shall the Company accelerate the vesting of any restricted stock or stock options.

3.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Restated Certificate, or elsewhere, as the case may be.

3.6 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant and Decheng is a professional investment fund, and that Sorrento is a publicly-traded operating company, and as such each invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, none of Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Decheng or Sorrento shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Decheng or Sorrento, respectively, in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Decheng or Sorrento, respectively, to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Decheng or Sorrento from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3.7 Foreign Corrupt Practices Act.

(a) The Company represents that it shall not, and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents, in their capacity as such, to, promise, authorize or make any payment, or otherwise provide any item of value, directly or indirectly, to any foreign official or any foreign political party or official thereof or candidate for foreign political office in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents, in their capacity as such, in violation of the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall — and shall cause each of its subsidiaries and affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. Upon reasonable request from an Investor, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws.

(b) The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its commercially reasonable efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.8 Reservation of Common Stock. The Company will at all times have authorized, reserve and keep available sufficient authorized shares of Common Stock, solely for issuance and delivery upon the conversion of the then outstanding shares of Preferred Stock.

3.9 Insurance. The Company shall maintain, from financially sound and reputable insurers, Directors and Officers liability insurance in the amount, and on terms and conditions, reasonably satisfactory to the Company and the Board and in each case until such time as the Board determines that such insurance should be discontinued, which determination to be valid must include the affirmative consent of at least one Preferred Director so long as at least one Preferred Director is serving on the Board.

3.10 Indemnification Matters. The Company hereby acknowledges that each Preferred Director may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Company’s Restated Certificate or bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Preferred Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company.

3.11 Board Reserve Matters. So long as at least thirty-five percent (35%) of the originally issued Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) that have been issued remain outstanding, the consent of at least one of the Preferred Directors will be required for Board Reserve Matters.

3.12 Foreign Investor Filing. Each Investor acknowledges that the Company may be required to file reports with the Bureau of Economic Analysis (the “BEA”) of the U.S. Commerce Department when a U.S. affiliate of a foreign Investor if such foreign Investor, together with its affiliates, directly or indirectly controls ten percent (10%) or more of the voting securities of the Company. Such foreign Investor that is a foreign individual or entity or a U.S. subsidiary or affiliate of a foreign parent covenants to provide information necessary for the Company to comply with BEA filings required under the International Investment and Trade in Services Act.

3.13 Termination of Covenants. Except with respect to Sections 3.2 (Confidentiality), Section 3.5 (Successor Indemnification) and Section 3.7 (Foreign Corrupt Practices Act), the covenants set forth in this Section 3 shall terminate and be of no further force and effect after the earlier to occur of (a) the closing of an Initial Public Offering, and (b) the date the Company (or its parent company) first becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

3.14 “Bad Actor” Notice. Each party to this Agreement will promptly notify each other party to this Agreement in writing if it or, to its knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any Bad Actor Disqualification.

3.15 Material Non-Public Information. Unless expressly agreed to by Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Walleye Opportunities Master Fund Ltd. (“Walleye”), Decheng or Sorrento, as applicable, the Company will not provide any information (i) which includes material non-public information (including without limitation any information derived from such material non-public information) subject to any duty or understanding (whether express or implied) of confidentiality of any other issuer other than the Company that has publicly traded or listed securities (“MNPI”), (ii) any information that, when taken together with other information provided to Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Walleye, Decheng or Sorrento or their respective Affiliates, as applicable, would constitute

MNPI, or (iii) that would in any manner restrict Vickers’, PP’s, Surveyor’s, Laurion’s, Tetragon’s, Cormorant’s, Walleye’s, Decheng’s or Sorrento’s or any of their respective Affiliates’ trading activities or its or their ability to make any particular trade with respect to any issuer or other company, other than the Company. For the avoidance of doubt, neither Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Walleye, Decheng nor Sorrento accepts any duties with respect to any information except information that is confidential information delivered to Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Walleye, Decheng or Sorrento, as applicable, pursuant to this Agreement (including, without limitation, any information disclosed in violation of the preceding sentence). In addition, in no event shall Vickers’, PP’s, Surveyor’s, Laurion’s, Tetragon’s, Cormorant’s, Walleye’s, Decheng’s or Sorrento’s confidentiality and non-use obligations in any manner be deemed or construed as limiting Vickers’, PP’s, Surveyor’s, Laurion’s, Tetragon’s, Cormorant’s, Walleye’s, Decheng’s or Sorrento’s or their respective representatives’ ability to trade any publicly-listed or any other security other than the Company. The Company covenants that it (including its employees and agents) will not disclose to Vickers, PP, Surveyor, Laurion, Tetragon, Cormorant, Walleye, Decheng or Sorrento any information if (i) the disclosure violates any applicable laws or regulations, including the federal securities laws, and particularly insider trading laws, (ii) the disclosure violates any agreement, contract or duty to which the Company is subject, or (iii) the Company knows or reasonably should know that the disclosure of the information by the direct or indirect source of the information breaches or breached any agreement, contract or duty to which the direct or indirect source was subject.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal to Major Holders. The Company hereby grants to each Major Holder, the right of first refusal to purchase all, but not less than all, of its pro rata share of New Securities (as defined in this Section 4.1) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Major Holder immediately prior to the issuance of New Securities (including all shares of Common Stock then issuable upon conversion of the Preferred Stock and full conversion or exercise of all outstanding Convertible Securities, rights, options and warrants held by such Major Holder) to (b) the total number of shares of Common Stock then outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding Convertible Securities, rights, options and warrants). Each Major Holder shall have a right of over-allotment such that if any Major Holder fails to exercise its right hereunder to purchase its full pro rata share of New Securities, the other Major Holders who fully exercise their rights hereunder may purchase the non-purchasing Major Holder’s portion, allocated on a pro rata basis among all such fully-exercising Major Holders. This right of first refusal shall be subject to the following provisions: “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, Convertible Securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include any securities excluded from the definition of Additional Shares of Common (as defined in and pursuant to the Restated Certificate).

(a) In the event the Company proposes to undertake an issuance of New Securities, it shall give written notice (the “Offer Notice”) to each Major Holder, stating (i) its bona fide intention to offer such New Security; (ii) the number of such New Security to be offered; (iii) the type of New Securities, and (iv) their price and the general terms upon which the Company proposes to issue the same.

(b) By notification to the Company within fifteen (15) days after the Offer Notice is given, each Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as EXHIBIT B (the “Participation Notice”), and stating therein the quantity of New Securities to be purchased. At the expiration of such fifteen (15) day period, the Company shall promptly notify each Major Holder that elects to purchase or acquire all the shares available to it and elects to exercise its over-allotment options (each, a “Fully Exercising Investor”) of the aggregate number of shares of New Securities which were not purchased by other Major Holders. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Holders were entitled to subscribe but that were not subscribed for by the Major Holders which is equal to the product of (x) the aggregate number of New Securities for which Major Holders were entitled to subscribe but that were not subscribed for by the Major Holders, times, (y) a fraction, the numerator of which is the aggregate number of shares of Common Stock of the Company then held by such Fully Exercising Investor (assuming the conversion into Common Stock of all outstanding shares of Preferred Stock then held by such Fully Exercising Investor) and the denominator of which is the total number of shares of Common Stock of the Company then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares (assuming the conversion into Common Stock of all outstanding shares of Preferred Stock then held by such Fully Exercising Investors).

(c) In the event all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Offer Notice to Major Holders delivered pursuant to Section 4.1(c). In the event the Company has not enter into an agreement for the sale of such New Securities within such ninety (90) day period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Holders in the manner provided in this Section 4.1. Notwithstanding the foregoing, the Company agrees that it shall not hold a closing for the sale of New Securities within ten (10) days of the earlier of (i) the expiration of the Election Period, or (ii) the date on which all Major Holders have delivered a Participation Notice to the Company.

(d) Each Major Holder may assign such Major Holder’s right of first refusal option set forth in this Section 4.1, in whole or in part, to such Major Holder’s Affiliates.

(e) The right of first refusal granted under this Agreement shall expire immediately prior to, and shall not be applicable to, the earliest to occur of an Initial Public Offering or a Deemed Liquidation Event (as defined in the Restated Certificate).

SECTION 5

MISCELLANEOUS

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (Registration Rights) (other than Sections 2.8 (Registrations on Transfer), Section 2.9 (Rule 144 Reporting) and Section 2.10 (Market Stand-Off Agreement)), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 (Registration Rights) have terminated in accordance with Section 2.14 (Termination of Registration Rights)); provided, however, that:

(a) Holders purchasing shares of Series C Preferred Stock pursuant to the Purchase Agreement after the Initial Closing (as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this Section 5.1 or any consent or approval of any other Holder; and

(b) In the event any amendment, waiver, discharge or termination operates in a manner that treats any Investor adversely and disproportionately from other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination.

The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any such amendment, waiver, discharge or termination effected in accordance with this Section 5.1 shall be binding upon all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address or electronic mail address as shown on the exhibits or signature pages to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof with a copy (which shall not constitute notice) to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, Attention: Mark P. Tanoury [...***... ];

(b) if to any Holder, to such address or electronic mail address as shown on the exhibits or signature pages to this Agreement or in the Company’s records, or, until any such Holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, to such address or electronic mail address as set forth below.

Address: 4747 Executive Drive, Suite 1020, San Diego, CA 92121

Attention: Chief Executive Officer, Tien-Li Lee

Email: [...***...]

with a copy (which shall not constitute notice) to:

Jeffrey T. Hartlin, Paul Hastings LLP

Address: 1117 S. California Avenue, Palo Alto, CA 94304

Email: [...***...]

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) upon personal delivery to the party to be notified, or (ii) if sent via mail, at the earlier of its receipt or ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the DGCL, the Restated Certificate or the Company’s bylaws by electronic mail to the electronic mail address set forth on EXHIBIT A attached hereto (or to any other electronic mail address for the Investor or Holder in the Company’s records). This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232(e) of the DGCL.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4 Successors and Assigns. The rights under this Agreement may be assigned, transferred, delegated or sublicensed by any Investor to a transferee of Registrable Securities that (i) after such transfer, holds not less than 1,071,426 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (ii) is a parent, subsidiary or other Affiliate of such Investor, if such Investor is a corporation, (iii) is any of such Investor’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of such Investor’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (iv) is a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Investor; provided, however, that (x) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 (Restrictions on Transfer), the Amended and Restated Right of First Refusal and Co-Sale Agreement of the Company, dated the date hereof, as may be amended or restated from time to time, and applicable securities laws, (y) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights, duties and obligations are intended to be transferred or assigned and (z) the transferee or assignee of such rights assumes in writing the obligations of such Investor under this Agreement, including without limitation the obligations set forth in Section 2.10 (Market Stand-Off Agreement). For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee that is an Affiliate of, stockholder of or venture capital fund controlled by an Investor shall be aggregated together and with those of the transferring Investor; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. Except as otherwise provided herein, any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, together with any management rights letters between the Company and any Investor, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Execution and Delivery. Any reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by any electronic transmission device (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any other reproduction hereof.

5.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Diego, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of California in San Diego or any court of the State of California having subject matter jurisdiction.

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Termination. Notwithstanding anything to the contrary herein, this Agreement (excluding any then existing obligations) shall terminate upon the earliest to occur of (a) a liquidation, dissolution or winding up of the Company, (b) an Initial Public Offering, (c) the date no Shares are issued or outstanding and (d) the date the Company (or its parent company) first becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Restated Certificate or the Company’s bylaws, the parties of this Agreement shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly solicit the required approvals to amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

5.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

5.16 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or Persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

(signature page follows)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

AARDVARK THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ Tien-Li Lee, MD
Name:	Tien-Li Lee, MD
Title:	Chief Executive Officer

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

VICKERS VENTURE GLOBAL DEEP-TECH FUND I, L.P.		VICKERS VENTURE FUND VI (PLAN) PTE. LTD.

By: VICKERS VENTURE PARTNERS V LTD., its General Partner
By:	/s/ Dr. Jeffrey Chi	By:	/s/ Dr. Jeffrey Chi
Name:	Jeffrey Chi	Name:	Jeffrey Chi
Title:	Authorized Signatory	Title:	Authorized Signatory

VICKERS VENTURE FUND VI PTE. LTD.		VICKERS VENTURE GLOBAL DEEP-TECH FUND II (PLAN) L.P.

By: VICKERS VENTURE PARTNERS VI (CI) LTD., its General Partner

By:	/s/ Dr. Jeffrey Chi	By:	/s/ Dr. Jeffrey Chi
Name:	Jeffrey Chi	Name:	Jeffrey Chi
Title:	Authorized Signatory	Title:	Authorized Signatory

VICKERS VENTURE CO-INVESTMENT LLC

By: VICKERS VENTURE PARTNERS (S) PTE. LTD., its Manager
By:	/s/ Finian Tan
Name:	Finian Tan
Title:	Authorized Signatory
Address: [...***...] Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE PREMIER GLOBAL INNOVATION FUND 1

By: Premier Partners, LLC Its: General Partner

By:	/s/ Jay Song
Name:	Jay Song
Title:	CEO

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

VIVASOR, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	Chief Executive Officer

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

DECHENG CAPITAL GLOBAL LIFE SCIENCES FUND IV, L.P.

By: Decheng Capital Management IV (Cayman), LLC, its general partner

By:	/s/ Min Cui
Name:
Its:

Address: [...***...]

Email:

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

DECHENG CAPITAL GLOBAL HEALTHCARE FUND (MASTER), LP

By: Decheng Capital Global Healthcare GP, LLC, its general partner

By:	/s/ Min Cui
Name:
Its:

Address: [...***...]

Email:

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SORRENTO THERAPEUTICS, INC.

By:	/s/ David Weinhoffer
Name:	David Weinhoffer
Title:	Sorrento Liquidation Trust – Trustee

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CORMORANT PRIVATE HEALTHCARE FUND V, LP

By: Cormorant Private Healthcare GP V, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Its:	Managing Member

Address: [...***...]

Email:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP By: Cormorant Global Healthcare GP, LLC
By:	/s/ Bihua Chen
Name:	Bihua Chen
Its:	Managing Member

Address: [...***...]

Email:

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Christopher Ramsay
Name: Christopher Ramsay
Its: Authorized Signatory

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SYMBIOSIS II, LLC

By:	/s/ Chidozie Ugwumba
Name: Chidozie Ugwumba
Its: Managing Partner

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

TETRAGON US INVESTMENT BLOCKER (CAYMAN) LTD.

By:	/s/ Reade Griffith
Name: Reade Griffith
Its: Authorized Signatory

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

WALLEYE OPPORTUNITIES MASTER FUND LTD

By:	/s/ William England
Name: William England
Its: CEO of the Manager

Address: [...***...]

Email: [... ***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LAURION CAPITAL MASTER FUND LTD.

By:	/s/ Daniel Woelfel
Name: Daniel Woelfel
Its: Director

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SILVERARC PRIVATE FUND I, LP

By:	/s/ Andrew Timpson
Name: Andrew Timpson
Its: Chief Operating Officer, SilverArc Private Capital Management I, LP, in its capacity as investment manager to SilverArc Private Fund I, LP

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LG CHEM FUND I LLC

By: LG Technology Ventures LLC, its manager

By:	/s/ Dong-Su Kim
Name: Dong-Su Kim
Its: Chief Executive Officer

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CANTOR VENTURES, L.P.

By:	Danny Salinas
Name: Danny Salinas
Its: Chief Financial Officer

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

DEEP BLUE TRUST, DATED 12/14/17

By:	/s/ Miller F. Myers II
Name: Miller F. Myers II
Its: Trustee

Address:

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

BLUETICK LLC

By:	/s/ Jeffrey Adams
Name: Jeffrey Adams
Its: Manager

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

HGH FAMILY TRUST DATED APRIL 19, 2021

By:	/s/ Brennan Dale Hughes

/s/ Samantha Lynn Hughes
Name: Brennan Hughes and Samantha Lynn Hughes
Its: Trustees

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MORSE XI, LLC

By:	/s/ Walter F. Burke III
Name: Walter F. Burke III
Its:

Address:

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

BURKE PARTNERS, LLC

By:	/s/ Walter Patrick Burke
Name: Patrick Burke
Its:

Address:

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

WALTER FRANCIS BURKE III

By:	/s/ Walter Francis Burke III

Address:

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

WESTBURY ADVISORS, LLC

By:	/s/ Maya Gudi-Zumbo
Name: Maya Gudi-Zumbo
Its: Manager

Address:

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

DREAVENT 2, A SERIES OF DREAVENT MASTER, LLC

By:	/s/ Gorka Fius
Name: Gorka Fius
Title: Dreavent, Inc. CEO

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MITCHELL COHEN

By:	/s/ Mitchell Cohen

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MICHELLE M. TORBERT

By:	/s/ Michelle M. Torbert

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE LENS FAMILY TRUST

By:	/s/ John Lens

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

PRADER-WILLI SYNDROME ASSOCIATION

By:	/s/ Stacy Ward
Name: Stacy Ward
Its: CEO

Address:

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SUN FAMILY TRUST DATED JANUARY 5, 2007

By:	/s/ I-Hong Sun
Name: I-Hong Sun
Its: Trustee

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LOUISE OLIVEIRA

By:	/s/ Louise Oliveira

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

NELSON SUN

By:	/s/ Nelson Sun

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

FOUNDATION FOR PRADER-WILLI RESEARCH

By:	/s/ Susan Hedstrom
Name: Susan Hedstrom
Title: CEO

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LEOPOLDO WALTER

By:	/s/ Leopoldo Walter

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SHERYLE LEE

By:	/s/ Sheryle Lee

Address: [...***...]

Email: [...***...]

(Signature Page to the Amended and Restated Investors’ Rights Agreement)

EXHIBIT A

INVESTORS

Bluetick LLC

BNH Startup Fund III

BNH Technology Finance Fund IV

Burke Partners, LLC

Burke Separate Trust 2006

Cantor Ventures, L.P.

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

Cormorant Global Healthcare Master Fund, LP

Cormorant Private Healthcare Fund V, LP

Decheng Capital Global Healthcare Fund (Master), LP

Decheng Capital Global Life Sciences Fund IV, L.P.

Deep Blue Trust, Dated 12/14/17

DPT Biofund, LLC

Dreavent 2, A Series of Dreavent Master LLC

Foundation for Prader-Willi Research

Fourteener LLC

GEROA PENTSIOAK EPSV DE EMPLEO PREFERENTE

HGH Family Trust

Jesse Jen-Wei WU

Jordan Yechiel Cohen and Sheila Kumari Gujrathi AB Living Trust U/A DTD 10/21/2013

Korea Omega Investment Corp.

Korea Omega Venture Fund I

Korea Omega Venture Fund II

Laurion Capital Master Fund Ltd.

Leopoldo Walter

LG CHEM FUND I LLC

Lighthouse Trust Dated December 19, 2014

Lou Wu and Helen Kim

Louise Oliveira

Lyon Southern, Inc.

Michelle M. Torbert

Mitchell Cohen

Morse XI, LLC

Nelson Sun

Pauline Chong

Prader-Willi Syndrome Association

Sheryle Lee

SilverArc Private Fund I, LP

Sorrento Therapeutics, Inc.

Spero Shea LLC

Sun Family Trust Dated January 5, 2007

SymBiosis II, LLC

Tetragon US Investment Blocker (Cayman) Ltd.

The Lens Family Trust

The Pappas-Li Family Living Trust

The Premier Global Innovation Fund 1

Tien-Li Lee

Trust of Antony and Nellie Ling

Trust of Tsun-Nin and Cheng-Ping Kathy Lee, dated November 26, 2003

Vickers Venture Global Deep-Tech Fund I L.P.

Vickers Venture Co-investment LLC

Vickers Venture Fund VI (Plan) Pte. Ltd.

Vickers Venture Fund VI Pte. Ltd.

Vickers Venture Global Deep-tech Fund II (Plan) L.P.

Vivasor, Inc.

Walleye Opportunities Master Fund Ltd.

Westbury Advisors, LLC

Wilber Su

WFB III 2017 Master Trust

Wolf River LLC

EXHIBIT B

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended and Restated Investors’ Rights Agreement dated as of May 1, 2024 (as may be amended or restated from time to time, the “Agreement”):

Waiver of 15 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 15-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )

[ELECT TO PARTICIPATE in $__________ (please provide amount) in New Securities proposed to be issued by Aardvark Therapeutics, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate $[______] in New Securities being offered in the financing.]

( )

ELECT TO PARTICIPATE in $__________ (please provide amount) in New Securities proposed to be issued by Aardvark Therapeutics, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[_______] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $__________ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Major Holders do not exercise their full rights of first refusal in New Securities being offered in the financing.

Date: ________________

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Aardvark Therapeutics, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first refusal rights in whole or in part.